NORTHERN LIGHTS FUND TRUST III

AMENDED AND RESTATED

RULE 18f-3 MULTIPLE CLASS PLAN

This Multiple Class Plan (the “Plan”) is adopted in accordance with Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”), by Northern Lights Fund Trust III (the “Trust”) on behalf of each series of the Trust that has multiple classes of shares (each a “Fund”). A majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act), having determined that the Plan is in the best interests of the shareholders of each class of each Fund and the shareholders of the Trust as a whole, have approved the Plan.

The provisions of the Plan are:

1.	General Description of Classes. Each class of shares of a Fund shall represent interests in the same portfolio of investments of such Fund, shall have no exchange privileges or conversion features within that Fund unless an exchange or conversion feature is described in the Fund’s Prospectus, and shall be identical in all respects, except that, as provided for in such Fund’s Prospectus, each class shall differ with respect to: (i) Rule 12b-1 Plans that may be adopted with respect to the class; (ii) distribution and related services and expenses; (iii) differences relating to sales loads, purchase minimums, eligible investors and exchange privileges; and (iv) the designation of each class of shares. The classes of shares designated by each Fund are set forth in Exhibit A.
2.	Allocation of Income and Class Expenses.

a.	Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:
(i)	expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;
(ii)	the following expenses attributable to the shares of a particular class will be borne solely by the class to which they are attributable:
(a)	asset-based distribution, account maintenance and shareholder service fees;
(b)	extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class; and
(c)	such other expenses as the Trustees determine were incurred by a specific class and are appropriately paid by that class.
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(iii)	Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to this Section 2, shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.
b.	Investment advisory fees, custodial fees, and other expenses relating to the management of a Fund’s assets shall not be allocated on a class-specific basis.
3.	Voting Rights. Each class of shares will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.
4.	Exchanges. Shares of a Fund may be exchanged without payment of any exchange fee for shares of another Fund of the same class at their respective net asset values, provided said Funds are advised by the same adviser.
5.	Class Designation. Subject to the approval by the Trustees of the Trust, each Fund may alter the nomenclature for the designations of one or more of its classes of shares.
6.	Additional Information. This Plan is qualified by and subject to the terms of each Fund’s then current Prospectus for the applicable class of shares of the Fund; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of this Plan. Each Fund’s Prospectus contains additional information about each class of shares of such Fund and any multiple class structure of such Fund.
7.	Effective Date. This Plan is effective on May 30, 2012, provided that this Plan shall not become effective with respect to a Fund or a class of shares of a Fund unless first approved by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act). This Plan may be terminated or amended at any time with respect to a Fund or a class of shares thereof by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).
8.	Miscellaneous. Any reference in this Plan to information in a Fund’s Prospectus shall mean information in such Fund’s Prospectus, as the same may be amended or supplemented from time to time, or in such Fund’s Statement of Additional Information, as the same may be amended or supplemented from time to time.
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APPENDIX A

Funds and Classes as of February 23, 2023

Fund / Fund Family	Share Classes	Share Class Features(1)			Redemption Fee
		12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
Swan Defined Risk Fund	A	✓	✓		None
	C	✓		✓	None
	I				None
	T	✓	✓		None
	No Load	✓			None
	Y				None
Persimmon Long/Short Fund	I				1.00%**

Pinnacle Funds Pinnacle Sherman Multi-Strategy Fund	A	✓	✓		1.00%**
	C	✓		✓	1.00%**
	I				1.00%**
The Covered Bridge Fund	A	✓	✓		1.00%***
	I				1.00%***
RESQ Funds RESQ Strategic Income Fund RESQ Dynamic Allocation Fund	A	✓	✓		2.00%*
	C	✓			2.00%*
	I				2.00%*
Issachar Fund	N	✓			None
	I				None
Newfound Risk Managed U.S. Growth Fund	A	✓	✓		1.00%*
	I				1.00%*
HCM Tactical Growth Fund	A	✓	✓		None
	Investor	✓			None
	I				None
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Counterpoint Funds Counterpoint Tactical Income Fund Counterpoint Tactical Equity Fund Counterpoint Tactical Municipal Fund	A	✓	✓		None
	C	✓			None
	I				None
ACM Funds ACM Dynamic Opportunity Fund ACM Tactical Income Fund	A	✓	✓	✓	1.00%*
	I				1.00%*
Swan Funds Swan Defined Risk Emerging Markets Fund Swan Defined Risk Foreign Fund Swan Defined Risk U.S. Small Cap Fund	A	✓	✓		None
	C	✓		✓	None
	I				None
	T	✓	✓		None
	Y				None
Swan Defined Risk Growth Fund	A	✓	✓		None
	C	✓			None
	I				None
	Y				None
HCM Dividend Sector Plus Fund	A	✓	✓		None
	A1	✓	✓		None
	Investor	✓			None
	N	✓			None
	I				None
Absolute Funds Absolute Capital Asset Allocator Fund Absolute Capital Defender Fund	A	✓	✓		None
	Investor	✓			None
	Institutional				None
Boyd Watterson Limited Duration Enhanced Income Fund	A	✓	✓		None
	C	✓			None
	R	✓			None
	Investor	✓			None
	I				None
	I2				None
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The Teberg Fund	Non Designated	✓			None
HCM Income Plus Fund	A	✓			None
	Investor	✓			None
	I				None
Centerstone Funds Centerstone Investors Fund Centerstone International Fund	A	✓	✓	✓	2.00%*
	C	✓		✓	2.00%*
	I				2.00%*
HCM Dynamic Income Fund	A	✓			None
	Investor	✓			None
	I				None
Rondure Funds Rondure New World Fund Rondure Overseas Fund	Investor	✓			2.00%**
	Institutional				2.00%**

(1) The features and expenses of each share class are described in further detail in the respective Fund’s Prospectus.

(2) The distribution and shareholder servicing expenses of a share class are provided for in the Fund’s respective 12b-1 Plan.

(3) The sales charges associated with a share class are described further in the respective Fund’s Prospectus.

* As a % of amount redeemed if held less than 30 days.

** As a % of amount redeemed if held less than 60 days.

*** As a % of amount redeemed, if sold within 90 days.

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IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 23rd day of February, 2023.

NORTHERN LIGHTS FUND TRUST III

By: _/s/Eric Kane______________________

Eric Kane, President